EXHIBIT A

JOINT FILING AGREEMENT

Manulife Financial Corporation, and Manulife Investment Management (US) LLC agree that the Schedule 13G (Amendment No.1) to which this Agreement is attached, relating to the Class A Common Stock of Mobileye Global, Inc., is filed on behalf of each of them.

Manulife Financial Corporation
May 1, 2025
Date
/s/ Graham Miller
Signature
Graham Miller / Agent*
Name
Manulife Investment Management (US) LLC
May 8, 2025
Date
/s/ Paul M. Donahue
Signature
Paul Donahue / Chief Compliance Officer
Name / Title

*Signed pursuant to a Power of Attorney dated January 17, 2018 included as Exhibit A to Schedule 13F- NT filed with the Securities and Exchange Commission by Manulife Financial Corporation on January 29, 2018.